UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2019

Date of Report

(Date of earliest event reported)

APPLife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227878	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California St.

Suite 4925

San Francisco, CA 94194

Phone: (415) 659-1564

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2019, APPlife Digital Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with a lender (the “Lender”).  Under the terms of the SPA, the Lender shall purchase up to $220,000 of securities from the Company, in the form of convertible promissory notes (each a “Note or collectively the “Notes”) in accordance with the following schedule: $50,000 in net proceeds, by wire transfer on or about October 1, 2019 (“Initial Tranche”) and three (3) additional monthly tranches of up to $50,000 in net proceeds, each at the Lender’s discretion.

The Notes shall bear interest at the rate of ten percent (10%) per annum and shall be convertible into shares of the Company’s common stock at a fixed share conversion price calculated upon execution, by calculating the sum of eighty percent (80%) of the average of the three lowest volume weight average prices of the Company’s common stock (“VWAP”) for the sixty (60)

trading days prior to the execution of the respective Note after excluding the lowest daily VWAP for such period.

The foregoing information is a summary of the SPA and the Notes described above, is not complete, and is qualified in its entirety by reference to the full text of the SPA, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and the Note, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.  Readers should review the SPA and Note for a complete understanding of the terms and conditions of the transaction described above.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit NumberDescription___________________________________

10.1Securities Purchase Agreement dated October 1, 2019

10.2Convertible Promissory Note dated October 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2019

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Matthew Reid

Matthew Reid

Principal Executive Officer